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                                                                    EXHIBIT 23.5


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Healtheon/WebMD Corporation for the registration of 133,695,845 shares of its common stock and to the inclusion therein of our report dated January 29, 1999, with respect to the consolidated financial statements of Envoy Corporation as of December 31, 1998 and for each of the two years in the period ended December 31, 1998.


Nashville, Tennessee                    /s/ Ernst & Young LLP
June 19, 2000                           ----------------------------------------